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                                                                      EXHIBIT 10


                                 WRP CORPORATION
                              AMENDED AND RESTATED
                        OMNIBUS EQUITY COMPENSATION PLAN
                               as of June 25, 1998


         1. ESTABLISHMENT AND PURPOSE OF THE PLAN. WRP Corporation amends and restates its Omnibus Equity Compensation Plan for the purpose of joining capable and experienced people and entities to the Company's business purposes. The Plan shall fulfill its purpose by compensating them with equity-based awards, whose value is connected to the continued growth and profitability of the Company and whose characteristics of ownership foster a mutual interest with the Company's shareholders.

         2.   DEFINITIONS.

              (a) Affiliate. Any ultimate parent or ultimate subsidiary of the Company which would qualify an employee of such entity to be entitled to receive incentive stock options as defined in Section 422A of the Code pursuant to the Plan.

              (b) Agent. An officer of the Company or an Employee, person, or entity performing services for or selling goods to the Company or transacting business by or through its names, or an employee of such person or entity.

              (c) Award. A compensation grant related to the Company's equity, including Director Options, Restricted Stock, Options, and any Equity-Based Award.

              (d) Awardee. An Agent to whom an Award is made.

              (e) Board of Directors. The Board of Directors of the Company.

              (f) Change of Control. A change in control of the Company of a nature that would be required to be reported in response to Item 5(f) of
Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirements, provided that, without limitation, a Change in Control shall be deemed to have occurred if (A) any individual, partnership, firm, corporation, association, trust, unincorporated organization, or other entity, or any syndicated or group deemed to be a person under Section 14(d)(2) of the Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company; or (B) during any period of two (2) consecutive years (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the Board of Directors and any new directors, whose election by the Board of Directors or nomination for election by the Company's shareholders was approved by a vote of at least three quarters (3/4) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously



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approved, cease for any reason to constitute a majority thereof. A change in control shall not be deemed to be a Change in Control for purposes of this Plan if the Board of Directors has approved such change in control prior to either
(I) the occurrence of any of the events described in the foregoing clauses (A) and (B), or (ii) the commencement by any person other than the Company of a tender offer for the Common Stock.

              (g) Code. The Internal Revenue Code of 1986, as amended.

              (h) Common Stock. The common stock of the Company, par value $.01 a share, or such other class or kind of shares or other securities as may be applicable under Section 10.

              (i) Company. WRP Corporation, a Maryland corporation, or any successor to substantially all its business, and any entity owned in whole or in part by it, if the consent requires or permits.

              (j) Committee. The Compensation Committee of the Board of Directors, or such other committee designated by the Board of Directors, designated to administer the Plan under Section 4.

              (k) Director Options. Non-Qualified Options awarded under Section 6 of the Plan.

              (l) Employee. A full-time managerial, administrative, or professional person employed by the Company, including an officer or director who is such an employee.

              (m) Equity-Based Award. An award by the Committee under Section 9 of the Plan.

              (n) Exchange Act. The Securities Exchange Act of 1934, as amended.

              (o) Fair Market Value. If the Common Stock is traded on the over-the-counter market, the mean between the highest closing bid and lowest closing asked prices for a share of the Common Stock as reported by the National Association of Securities Dealers Automated Quotion System, or if not reported by that system, the mean between the closing bid and asked prices as quoted by a source designated by the Committee; if the Common Stock is listed on a national or regional stock exchange, on the Nasdaq Stock Market, either on the National Market System or the SmallCap Market, the closing sales price per share on such exchange, or the Nasdaq Stock Market; or if the Common Stock is neither traded in the over-the-counter market nor listed on an exchange or the Nasdaq Stock Market, the per share value determined in good faith by the Committee. The Committee may in its discretion average the Fair Market Value over a period of time, may utilize a fair market value formula required by federal tax or securities laws, or may modify this definition in such ways as it deems appropriate and consistent with the purposes of the Plan.


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              (p) Incentive Stock Option. Any Option which meets the
requirements of an incentive stock option as defined in Section 422A of the Code, or any statutory provision that may replace such section, other than an Option which states that it is not an Incentive Stock Option.

              (q) Non-Qualified Option. Any Option which is not an Incentive Stock Option.

              (r) Options. Any option or options granted from time to time under the Plan other than Director Options.

              (s) Plan. The WRP Corporation Amended and Restated Omnibus Equity Compensation Plan herein set forth as the same may from time to time be amended.

              (t) Predecessor. American Drug Screens, Inc., an Oklahoma corporation.

              (u) Restricted Stock. Common Stock awarded by the Committee under
Section 7 of the Plan.

         3. ELIGIBILITY. Any Agent is eligible to receive an Award, provided that a director of the Company who is a member of the Committee and who is not an Employee or an officer shall be eligible to receive only Director Options or Restricted Stock as permitted under Section 6 of the Plan.

         4.   PLAN ADMINISTRATION.

              (a) Administrator. The Plan shall be administered by the Committee.

              (b) Administrative Powers. The Committee shall have full power to interpret and administer the Plan and full authority to act in selecting the Agents or class of Agents to whom Awards will be granted, in determining the type and amount of Awards to be granted to each Agent or class of Agent, the terms and conditions of Awards granted under the Plan and the terms of agreements which will be entered into with Awardees. The Committee shall have the power to make regulations for carrying out the Plan, and to make changes in such regulations as they from time to time deem proper. Any interpretation by the Committee of the terms and provisions of the Plan, and the administration thereof, and all action taken by the Committee, shall be final, binding, and conclusive on the Company, its shareholders, Affiliates, all Agents, their respective legal representatives, successors, and assigns and upon all other persons claiming under or through any of them. As to the selection of and grants of Awards to Awardees who are not subject to Sections 16(a) and 16(b) of the Exchange Act, the Committee may delegate any or all of its responsibilities to appropriate Employees of the Company.

              (c) Administration Liability. Members of the Board of Directors, members of the Committee, or Employees acting under the Plan shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.


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         5.   SHARES SUBJECT TO GRANT. Subject to adjustment as provided in
Section 11, the total number of shares of Common Stock which the Company may grant under the Plan shall be One Million Four Hundred Thousand (1,400,000) shares of Common Stock. Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for grants under the Plan. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares necessary to an Award are forfeited or the Award otherwise terminates without the issuance of shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan.

         6. DIRECTOR OPTIONS; RULES AND CONDITIONS. Each director who is not an incumbent director and who is not otherwise qualified to receive Incentive Stock Options by virtue of being an employee of the Company, its parent(s) or any subsidiary of the Company shall receive upon his election and qualification (subject to paragraph (a) below) Non-Qualified Options to purchase 1,000 shares of Common Stock. The grant is further subject to the following rules and conditions:

              (a) Director Option Grants. Director Options shall be evidenced by a Director Option agreement providing for the grant as of the date of the director's election and qualification, provided that the Committee (excluding the director, if he or she is a member) may defer the grant for up to six months from such date. The agreements shall conform to the requirements of the Plan and may contain such other provisions (including methods of options exercises and provisions for protection of the Director Options in the event of mergers, consolidations, dissolutions, and liquidations) as the Committee shall deem advisable.

              (b) Director Option Price. The Committee shall determine the exercise price of a Director Option, provided that the exercise price shall be not less than the lowest Fair Market Value of the Common Stock during the six months preceding the election and qualification.

              (c) Terms of Director Options. The Director Option agreements shall specify when a Director Option may be exercisable and the terms and conditions applicable in the event of the director's termination of service during the Director Option's term.

              (d) Payment of Director Option Price. The price of the shares of Common Stock for which a Director Option shall be exercised shall be paid in full in cash at the time of the exercise or, with the consent of the Committee (excluding the exercising director, if he or she is a member), in whole or in part in other consideration including Common Stock or Restricted Stock valued at Fair Market Value. A director shall have no voting rights with respect to any shares of Common Stock subject to Director Options unless and until a stock certificate for such shares shall have been issued to him or her, but may have such other rights and privileges as the Committee provides in the Director Option Agreement.


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              (e) Further Restrictions. The Committee may impose restrictions in the Director Option agreements so that the Plan will qualify for an exemption from the provisions of Section 16(b) of the Exchange Act.

              (f) Exclusivity. The Director Options shall not be the exclusive means by which the Company may compensate its directors. Directors may receive, in lieu of some or all of their authorized cash compensation, Restricted Stock awards having a value not greater than the cash foregone, with the Committee's consent (excluding the electing director, if he or she is a member).

         7. RESTRICTED STOCK RULES AND CONDITIONS. The grant of Restricted Stock shall be upon the following rules and conditions:

              (a) Restricted Stock Grants. Restricted Stock shall be evidenced by Restricted Stock agreements. The agreements shall conform to the requirements of the Plan and may contain such other provisions (including provisions for the protection of Restricted Stock in the event of mergers, consolidations, dissolutions, and liquidations, affecting either the agreement or the stock issued thereunder) as the Committee shall deem advisable.

              (b) Issuance of Restricted Stock. Upon determination of the number of shares of Restricted Stock to be granted to an Awardee, the Committee shall direct that a certificate representing the number of shares of Common Stock be issued to the Awardee with the Awardee as the registered owner. The certificate representing such shares shall either be legended to restrict the sale, transfer, assignment, pledge, or other encumbrances during the restricted period or deposited by the Awardee, together with a stock power endorsed in blank, with the Company.

              (c) Dividends and Voting Rights. During the restricted period the Awardee shall have the right to receive dividends from and to vote the shares of Restricted Stock.

              (d) Delivery. The Restricted Stock agreement shall specify the duration of the restricted period and the performance and/or employment conditions under which the Restricted Stock may be forfeited to the Company. At the end of the restricted period the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as determined by the Committee, and the legend may be removed or the shares delivered, as the case may be, with respect to such number. The Committee may, in its sole discretion, modify or accelerate the vesting of shares of Restricted Stock.

         8. OPTIONS RULES AND CONDITIONS. The grant of Options shall be upon the following rules and conditions:

              (a) Options and Grants. Options shall be evidenced by Option agreements. The agreements shall conform to the requirements of the Plan, and may contain such other provisions (including restrictions upon the exercise of the Option, and provisions for the protection of Options



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in the event of mergers, consolidations, dissolutions, and liquidations) as the
Committee shall deem advisable.

              (b) Option Price. The price at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee in accordance with its rules, or, in their absence, by the Committee's discretion.

              (c) Terms of Options. The Option agreements shall specify when an Option may be exercisable and the terms and conditions applicable in the event of the Awardee's termination of employment during the Option's term.

              (d) Incentive Stock Option. Each provision of the Plan and each Option agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422A of the Code, or any statutory provision that may replace such Section, and any provisions thereof that cannot be so construed shall be disregarded. In no event may an Awardee be granted Incentive Stock Options which do not comply with such grant and vesting limitations as may be prescribed by
Section 422A(b)(7) of the Code, or any successor section or limitation and any implementing regulations.

              (e) Payment of Option Price. The Option Price of the shares of Common Stock for which an Option shall be exercised shall be paid in full in cash at the time of the exercise or, with the consent of the Committee, in whole or in part in other consideration. An Awardee shall have no rights of a shareholder with respect to any shares of Common Stock subject to an Option unless and until a stock certificate for such shares shall have been issued to him or her.

         9. EQUITY-BASED AWARDS. The grant of Equity-Based Awards shall be upon the following rules and regulations:

              (a) Equity-Based Awards. The Committee may grant awards which are valued, in whole or in part, by reference to or otherwise based on the Common Stock. All grants shall be evidenced by written agreements which conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

              (b) In Conjunction with Other Awards. Any Equity-Based Award may be granted alone, in addition to, or in tandem with Restricted Stock, Options, or other Equity-Based Awards as the Committee may determine.

         10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of a reorganization, recapitalization, stock dividend, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or a sale by the Company of all or part of its assets, or any distribution to shareholders other than normal cash dividend, the Board of Directors shall make appropriate adjustment to the number and kind of shares authorized by the Plan and any adjustments to outstanding Awards as it determines appropriate. No fractional shares


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of Common Stock shall be issued pursuant to such an adjustment, however, and the
Fair Market Value of any fractional shares resulting from adjustments pursuant to this section shall be paid in cash to the Awardee.

         11. EFFECTIVE DATE, TERMINATION AND AMENDMENT. The Plan became effective with the Predecessor on February 12, 1991. The Plan shall remain in full force and effect until terminated by the Board of Directors, who shall have the power to amend, suspend or terminate the Plan at any time; provided, however, that the provisions pertaining to Director Options shall not be amended more than once every six (6) months, other than to comport with changes in the Code or the rules thereunder.

         12. FORFEITURE. Awards may be forfeited if the Awardee terminates his or her employment or contractual relationship with the Company or an Affiliate for any reason other than death or retirement, except that the Committee shall have the authority to provide for the Award's continuation, in whole or in part, to the extent and for such period of time that the Awardee is subject to a covenant not to compete with the Company or whenever it shall determine that such continuation is in the best interest of the Company. Awards may furthermore be forfeited by an Awardee if the Committee determines that the Awardee has at any time engaged in any activity harmful to the interest of the Company or Affiliates; engages in competition with the Company or Affiliates; or accepts employment with a competitor of the Company or Affiliates.

         13.  TAX WITHHOLDING.

         (a) The Company shall have the power to withhold from any source, or require an Awardee to remit to the Company, an amount sufficient to satisfy any withholding or other tax due from the Company with respect to any amount payable and/or shares issuable under the Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction.

         (b) Subject to the consent of the Committee, due to the exercise of a Nonstatutory Option or the issuance of any other stock award under the Plan, an Awardee may make an irrevocable election (an "Election") to (a) have Shares otherwise issuable upon exercise withheld, or (b) tender back to the Company Common Stock received pursuant to such exercise or issuance or (c) deliver back to the Company pursuant to such exercise or issuance previously acquired Common Stock having a Fair Market Value sufficient to satisfy all or part of the Awardee's estimated tax obligations associated with the transaction. Such Election must be made by an Awardee prior to the date on which the relevant tax obligation arises (the "Tax Date"). The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Option under this Plan that the right to make Elections shall not apply to such Options.

         (c) If an Awardee is an Officer, then an Election is subject to the following additional restrictions:



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              (1) No Election shall be effective for a Tax Date which occurs within six months of the grant of the award.

              (2) The Election must be made and must be effective during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

         14. BENEFICIARY UPON AWARDEE'S DEATH. An Awardee's Award shall be transferable at his or her death to the beneficiary designated by the Awardee on forms prescribed by and filed with the Committee. Upon the death of an Awardee, such beneficiary shall succeed to the rights of the Awardee. If no such designation of a beneficiary has been made, the Awardee's Awards shall succeed to his or her legal representative and shall be transferable by will or pursuant to the laws of descent and distribution.

         15.  GENERAL PROVISIONS.

              (a) Nothing contained in the Plan, or in any Award granted pursuant to the Plan, shall confer upon any Employee any right of continued employment by the Company or Affiliate, nor alter the right of the Company or Affiliate to terminate the Employee's employment at any time with or without cause.

              (b) For purposes of this Plan, transfer of employment between the Company and its subsidiaries and Affiliates shall not be deemed termination of employment.

              (c) Nothing in this Plan, or in any Award granted pursuant to this Plan, shall confer upon any non-Employee Agent any right of continued relationship with the Company or Affiliates, or alter the relationship between them, including any rights of the Company or Affiliate to terminate its relationship with the non-Employee Agent.

              (d) Appropriate provision may be made for all taxes required to be withheld in connection with any Award, the exercise thereof and the transfer of shares of Common Stock in respect of any federal, state or local withholding taxes, whether domestic or foreign. In the case of the payment of Awards in the form of Common Stock, the Company shall have the right to retain the number of shares of Common Stock whose fair market value equals the amount to be withheld.

              (e) If any day on or before which action under the Plan must be taken falls on a Saturday, Sunday or legal holiday, such action may be taken on the next succeeding day not a Saturday, Sunday or legal holiday.

              (f) Without amending the Plan, awards may be granted to Agents who are foreign nationals or employed outside the United States or both, on such terms and conditions different from


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those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

              (g) To the extent that federal laws (such as the Exchange Act, the Code, or the Employee Retirement Income Security Act of 1974) do not otherwise control the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of Maryland and construed accordingly.

              (h) The Committee may amend or substitute any outstanding Awards to the extent it deems appropriate. Such amendment or substitution may be unilateral by the Company, provided that Award substitutions shall be for comparable value.

              (i) The Committee may defer or permit an Awardee to defer the receipt of consideration upon an Award pursuant to such rules as the Committee may promulgate or as provided in an Award agreement. The Committee may provide in Award agreements for the receipt of interest, dividends, or other consideration which would have been received on the Common Stock underlying or tied to the Award.

              (j) Notwithstanding any other provision of the Plan to the contrary, at the time of any Change in Control:

                  (1) The restrictions and limitations applicable to any Director Options, Options, Restricted Stock and other Equity-Based Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested.

                  (2) Any Director Options and Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

                  (3) The value of all outstanding Director Options, Options, Restricted Stock, and other Equity-Based Awards, in each case to the extent vested, shall unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis determined by the Committee as of the date such Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

              (k) Participation in the Plan shall not be the exclusive means by which the Company may compensate its Employees, Agents, or directors.





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